Exhibit 10.128

THIS NOTE MAY NOT BE VOLUNTARY TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNLESS (I)(A) SUCH TRANSFER OR OTHER DISPOSITION IS COVERED BY A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933 OR (B) IN THE OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SECTION 5 OF THAT ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION SATISFACTORY TO COUNSEL TO THE CORPORATION SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH TRANSFER OR OTHER DISPOSITION AND (II) SUCH TRANSFER OR OTHER DISPOSITION IS MADE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

SECURED PROMISSORY NOTE

PRIME DELTA CORP.,

a Delaware corporation

$12,000,000.00	July 29, 2024

Las Vegas, Nevada

PRIME DELTA CORP., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), for value received, hereby promises to pay to AI Financial Corporation (the “Holder”), upon presentation and surrender of this Promissory Note (the “Note”) at the principal office of the Holder the principal amount of this Note and accrued and unpaid interest thereon, in the lawful currency of the United States of America.

1. Principal Amount and Term. This Note, in the principal amount of $12,000,000.00 (the “Principal Amount”), is issued and dated as of the date set forth above, and is due and payable as set forth below.

2. Interest. Interest will accrue on the Principal Amount outstanding from time to time at the rate of four percent (4%) per annum, until the Principal Amount is repaid in full. Interest will be payable within the tenth day of each calendar month commencing August 10, 2026. Interest will be calculated on the basis of a 360-day year.

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3. Repayment. A. In addition to the payment of interest, as set forth in Section 2, above, the Company shall make payments of the Principal Amount to Holder as follows: (a) the amount of $1,000,000 on or before August 11, 2026, and then (b) four (4) equal annual payments in the amount of $2,750,000, paid on each anniversary of this Note. In the event that, at the time that any payment is due hereunder, the Company’s common stock (or that of a successor-in-interest through a merger, reverse merger, business combination transaction, or similar event) is listed on Nasdaq or another national exchange, the Company shall promptly provide notice thereof to the Holder, which shall have the option from and after such time to require any or all payments of principal and interest (on a payment-by-payment basis) and, unless the Company shall then be in default (in which case, the provisions of Section 4, below, may, at the sole option of the Holder, supersede the potential “payment-in-stock” provisions of this Section), the Company may demand that all otherwise then-unaccrued payment obligations hereunder be accelerated to be paid in cash or in the form of newly issued shares of the Company’s (or such successor’s) common stock, to be valued at ninety percent (90%) of the volume weighted average price of the Company’s common stock for the ten (10) trading days prior to the date on which the Holder has exercised such “payment-in-stock” option. The parties agree that, for purposes of Rule 144, the holding period shall be deemed to have commended on the date of this Note, and not on the date on which any payments hereunder are tendered in the form of newly issued shares of common stock.

B. Notwithstanding anything to the contrary contained in Section 4A above, in the event that the Company receives equity investments from third party investors, no less than twenty percent (20%) of the net amount received from investors shall be paid to Holder as a payment of outstanding principal and interest and such amounts shall be credited against the payments required under Section 4A(a) and 4A(b) above.

4. Default. In the event that (a) the Company fails to make any payment of interest or Principal Amount hereunder when due and does not cure such failure within ten (10) calendar days after receipt by the Company of written notice of such failure from the Holder, (b) the Company attempts to assign any or all of its duties or obligations hereunder, in whole or in part without the prior written consent of the Holder (which consent shall not be unreasonably withheld, delayed, denied, or conditioned), (c) a change of control of the Company and any of its subsidiaries (e.g., ALT5 Sigma Canada, Inc., a Quebec corporation), whether or not through the consummation of any merger, reverse merger, or business combination involving the Company and any of its subsidiaries or other affiliates or any acquisition of any or all of the assets of one or more of such entities, outside of the ordinary course of busines, or (d) the Company shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, or liquidator of it or any of its properties; (ii) admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law or statute of any other jurisdiction or foreign country; (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing, then, in any such case, all then-outstanding Principal Amount of and accrued interest on this Note may be declared due and payable by the Holder, and upon such declaration shall thereupon become due and payable. Notwithstanding anything to the contrary set forth in this Note, the consummation by the Company of a merger, reverse merger, or business combination through a de-SPAC transaction to which the Company is the counter-party to the public entity shall, by itself, constitute an exception from the provisions of this Section 4(c).

5. Prepayment. The Company may prepay the Principal Amount outstanding in whole or in part at any time or from time to time without penalty provided that the Company pays all accrued but unpaid interest on such prepayment therewith. Any partial prepayment of the Principal Amount shall be applied first to the final annual payment of Principal Amount due hereunder, second to the penultimate annual payment of Principal Amount due hereunder, and so on.

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6. Security Agreement. This Secured Promissory Note is secured pursuant to a Security Agreement, dated of even date hereof by the Company in favor of and Holder.

7. Corporate Obligations. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount of and interest on this Note at the times, place, herein prescribed, except in the event of a redemption of all or part of this Note as herein provided. No recourse under or upon any obligation, covenant, or agreement contained in this Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any promoter, subscriber to shares, incorporator, shareholder, officer, or director, as such, past, present, or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation or through any trustee, receiver, or any other person, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Note is solely a corporate obligation of the Company, and that any and all such personal liability, either at common law or in equity or by constitution or statute or rule of law, and any and all such rights and claims against, every such promoter, subscriber, incorporator, shareholder, officer, or director, as such, are hereby expressly waived and released by the holder by the acceptance of this Note and as a part of the consideration for the issue hereof.

8. Compliance with Securities Laws. The Holder acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Note except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws.

9. Miscellaneous. (a) In addition to and not in limitation of the foregoing, the Company further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, included, but not limited to, attorneys’ fees and legal expenses incurred by the Holder in connection with the administration of this Note or collection hereof.

(b) None of the provisions of this Note may be waived, changed, or terminated orally or otherwise, except by a writing duly executed by the Company and the Holder. This Note shall be governed by and construed in accordance with the laws of Delaware. The sole jurisdiction for any disputes concerning this Note or attempt to enforce this Note shall be brought in a Court of appropriate jurisdiction within the State of Delaware.

(c) This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. In the event any one or more of the provisions contained in this Note for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note or such other security documents; but, this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein or therein.

(d) IN ANY ACTION, SUIT, OR PROCEEDING IN RESPECT OR ARISING OUT OF THIS NOTE, THE HOLDER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY AS WELL AS ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal by the signature of its authorized officer, as of the __ day of July, 2026.

PRIME DELTA CORP.

By:
, Chief Executive Officer

Accepted By Holder:

AI FINANCIAL CORPORATION

By:
Tony Isaac, Chief Executive Officer

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